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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934




                               DECEMBER 28, 1995
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              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                     CONTINENTAL MORTGAGE AND EQUITY TRUST
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             (Exact name of registrant as specified in its charter)




     California                     0-10503                       94-2738844
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(State of Incorporation)           (Commission                  (IRS Employer
                                    File No.)                Identification No.)



10670 North Central Expressway, Suite 300, Dallas, TX                   75234
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(Address of principal executive officers)                            (Zip Code)




Registrant's telephone number, including area code:   (214) 692-4700
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                                Not Applicable
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         (Former name or former address, if changes since last report)





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ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS

On December 28, 1995, Continental Mortgage and Equity Trust (the "Trust") purchased Brookfield Corporate Center in Chantilly, Virginia for $3.5 million. The seller of the property was Reynolds Metals Development Company, a Delaware corporation. The property was constructed in 1990 and consists of 62,972 square feet that was 85% occupied on the date of purchase. The Trust paid $650,000 in cash and the seller provided mortgage financing in the amount of $2.8 million.

The $3.5 million purchase price is approximately 1.9% of the Trust's assets at
December 31, 1994.   However, this purchase combined with other property
purchases the Trust has made in 1995, exceeds 10% of the Trust's assets at December 31, 1994.

ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS

(a)(3) The seller has informed the Trust that audited financial statements and supporting data relating to the property's operations for 1994 are not available. It is therefore impracticable to provide the required statement of operations for the properties acquired or pro forma financial information. The required information will be filed by amendment of this Form 8-K as soon as practicable, but not later than February 26, 1996.


                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                       CONTINENTAL MORTGAGE AND
                                       EQUITY TRUST





Date:   January 12, 1996               By:    /s/ Thomas A. Holland
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                                            Thomas A. Holland
                                            Executive Vice President and
                                            Chief Financial Officer





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